                                 Exhibit 10.32
                  Employment Agreement Between the Company and
                     Ronald J. Moore Dated October 23, 1996

                              Employment Agreement
                              --------------------

This Employment Agreement (the "Agreement") is entered into by and between AMDL, Inc. (the "Company") and Ronald J. Moore, Ph.D. ("Employee"), as of the ____ day of October 1996.

                                  WITNESSETH:

     WHEREAS, the Company and Employer desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Employee and to set forth the terms and conditions of Employee's employment with the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

I.   TERM.
     ----

     The Company hereby employs Employee and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth, from October 16, 1996, to and including September 30, 1998. Upon expiration of this Agreement, if Employee remains employed by the Company and no subsequent employment agreement is entered into by and between the Employee and the Company, he shall be employed as an at-will employee, terminable at any time, with or without cause.

II.  DUTIES.
     ------

     A. Employee shall serve during the course of his employment as Vice President of Operations of the Company, shall supervise the Research and Development, the Manufacturing, and the Quality Control and Quality Assurance Departments, and shall have such other duties and responsibilities as the Chief Executive Officer of the Company shall determine from time to time. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Board of Directors of the Company (the "Board") respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable Employee to perform the duties required in any office that may be held.

     B. Employee agrees to devote all of his time, energy and ability to the business of the Company. Employer shall use his best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board.

     C. Without the prior express written authorization of the CEO, or Board, Employee shall not, directly or indirectly, during the term of this Agreement:
(a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to the Company's business, whether alone, as a partner, officer, director, employee or significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

     D. Employee represents to the Company that, except for activities disclosed in Exhibit B attached hereto, Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

     E. For the term of this Agreement, Employee shall report to the Chief Executive Officer of the Company or his designee.

I.   COMPENSATION.
     ------------

     A. The Company will pay to Employee a base salary at the rate of Eighty Thousand Dollars and No Cents ($80,000.00) per year. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company will review Employee's salary at least annually. The Company may in its discretion increase Employee's salary but it may not reduce it during the time he serves as Vice President of Operations.

     B.   Annual Bonus, Incentive, Savings and Retirement Plans.  Employee shall
          -----------------------------------------------------
be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company.

     C.   Welfare Benefit Plans.  Employee and/or his family, as the case may
          ---------------------
be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, employee life,) to the extent applicable generally to other peer executives of the Company.

     D. During the term of his employment, Employee shall be reimbursed for reasonable expenses incurred by him for the benefit of the Company. Any direct payment of reimbursement of expenses shall be made only upon presentation of an itemized accounting conforming in form and content to standards prescribed by the Internal Revenue Service relative to the substantiation of the deductibility of business expenses.

     E.   Fringe Benefits.  Employee shall be entitled to fringe benefits in
          ---------------
accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

     F.   Vacation.  Employee shall be entitled to three (3) weeks of paid
          --------
vacation each twelve-month period, which shall accrue on a pro rata basis from
                                                           --- ----
the date employment commences under this Agreement. Vacation time will continue to accrue so long as Employee's total accrued vacation does exceed six (6) weeks. Should Employee's accrued vacation time reach six (6) weeks (the accrual cap), Employee will cease to accrue further vacation until Employee's accrued vacation time falls below this level. Employee shall be entitled to paid vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company.

     G.   Stock Options.  The Company shall grant to Employee options to acquire
          -------------
one hundred thousand (100,000) shares of the Company's common stock with an exercise price equal to the closing bid price, as reported by the NASD Electronic Bulletin Board, on the date of approval of this Agreement by the Board. Twelve thousand five hundred, (12,500), of these options shall vest upon completion of the first three, (3), calendar months of employment hereunder. An additional twelve thousand five hundred, (12,500), options shall vest at the end of each succeeding three, (3), month period of continuous employment hereunder, until the entire one hundred thousand, (100,000), options have vested to employee. Such options are to be exercised within three (3) years of the date of vesting. The options and all other rights hereunder, to the extent not exercised, shall terminate and become null and void if the Employee is discharged for Cause under Section IV-B of this Agreement, upon such termination of services or employment. If the Employee or the Company terminates this Agreement for any reason other than discharge for Cause, the Employee may exercise the options to the extent the options were exercisable at the date of such termination.

     H. The Company reserves the right to modify, suspend or discontinue any and all of the above plans, practices, policies and programs at any time without recourse by Employee so long as such action is taken generally with respect to other similarly situated peer executives and does not single out Employee.

II.  TERMINATION.
     -----------

     A.   Death or Disability.  Employee's employment shall terminate
          -------------------
automatically upon Employee's death. If the Company determines in good faith that the Disability of Employee has occurred (pursuant to the definition of Disability set forth below), it may give to Employee written notice in accordance with Section XVII of its intention to terminate Employee's employment. In such event, Employee's employment with the Company shall terminate effective upon receipt of such notice by Employee, provided that, upon receipt, Employee shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Employee and which renders Employee unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of disability under this Agreement based upon information supplied by Employee and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers. "Incapacity" as used herein shall be limited only to such Disability which substantially prevents the Company from availing itself of the services of Employee.

     B.   Cause.  The Company may terminate Employee's employment for Cause.
          -----
For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Employee has engaged in or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform his duties; sexual harassment; conduct which reflects adversely upon, or making any remarks disparaging of, the Company, its Board, officers, directors, advisors or employees or its affiliates or subsidiaries; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation, business or a business relationship of the Company; violation of any fiduciary duty; violation of any duty of loyalty; and breach of any term of this Agreement.

     C.   Other than Cause or Death or Disability.  The Company may terminate
          ---------------------------------------
Employee's employment at any time, with or without cause.

     D.   Obligations of the Company Upon Termination.
          -------------------------------------------

          1.   Death or Disability.  If Employee's employment is terminated by
               -------------------
reason of Employee's Death or Disability, this Agreement shall terminate without further obligations to Employee or his legal representatives under this Agreement, other than for (a) payment of the sum of (i) Employee's annual base salary through the date of termination to the extent not theretofore paid and
(ii) any compensation previously deferred by Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination; and (b) payment to Employee or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare benefit plans.

          2.   Cause.  If Employee's employment is terminated by the Company for
               -----
Cause, this Agreement shall terminate without further obligations to Employee other than for the timely payment of Accrued Obligations. If it is subsequently determined that the Company did not have Cause for termination under this
Section IV-D-2, then the Company's decision to terminate shall be deemed to have been made under Section IV-D-3 and the amounts payable thereunder shall be the only amounts Employee may receive for his termination.

          3.   Other than Cause or Death or Disability.  If the Company
               ---------------------------------------
terminates Employee's employment for other than Cause or Death or Disability, this Agreement shall terminate without further obligations to Employee other than (a) the timely payment of Accrued Obligations and (b) payment to Employee of a lump sum of two (2) months salary in the amount of Thirteen Thousand Three Hundred Thirty-Four Dollars and No Cents ($13,334.00), less standard withholdings and other authorized deductions except that:

          Employee shall be given a performance evaluation within six (6) months of execution of this Agreement. Based upon the results of Employee's performance evaluation, the Company may terminate Employee's employment at that time, with no further obligations other than his Accrued Obligations.

          4.  Exclusive Remedy.  Employee agrees that the payments contemplated
              ----------------
by this Agreement shall constitute the exclusive and sole remedy for any termination of his employment and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

III. ARBITRATION.
     -----------

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Civil Procedure Code (S)(S) 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

IV.  NONCOMPETITION.
     --------------

     A. Employee agrees that during the term of this Agreement or for a period of one year thereafter, he will not, directly or indirectly, without the prior written consent of the Board, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with, any business, individual, partner, firm, corporation, or other entity which is then in competition with the business of the Company or any present affiliate of the Company. It is not the intent of this provision to prevent Employee from obtaining employment in the diagnostic industry in the event that his employment with Company ceases. However, Employee hereby expressly represents to Company that he will not seek employment or pursue a business for the purpose of directly competing with Company after his employment with Company ceases. Company has relied upon such representation in entering into this Agreement.

     B. It is expressly agreed that the Company will or would suffer irreparable injury if Employee were to compete with the business of the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. Employee consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

V.   ANTISOLICITATION.
     ----------------

     Employee promises and agrees that during the term of this Agreement he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

VI.  SOLICITING EMPLOYEES.
     --------------------

     Employee promises and agrees that he will not, for a period of one year following termination of his employment or the expiration of this Agreement, directly or indirectly, solicit any of the Company employees who earned annually Twenty-Five Thousand Dollars and No Cents ($25,000.00) or more as a Company employee during the last six months of his or her own employment to work for any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

VII. PROPRIETARY INFORMATION AND INVENTIONS.
     --------------------------------------

     A. Employee agrees to the terms and conditions set forth in the AMDL, Inc. Proprietary Information and Inventions Agreement (the "Proprietary Agreement"), a copy of which is attached hereto as Exhibit A and which has been executed concurrently herewith.

VIII.  SUCCESSORS.
       ----------

     A. This Agreement is personal to Employee and shall not, without the prior written consent of the Company, be assignable by Employee.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

IX.  WAIVER.
     ------

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

X.   MODIFICATION.
     ------------

     This Agreement may not be amended or modified other than by a written agreement executed by Employee and the Chief Executive Officer or his successor or immediate superior.

XI.  SAVINGS CLAUSE.
     --------------

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XII. COMPLETE AGREEMENT.
     ------------------

     This Agreement constitutes and contains the entire agreement and final understanding concerning Employee's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XIII.  GOVERNING LAW.
       -------------

     This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the State of California without regard to principles of conflict of laws.

XIV. CONSTRUCTION.
     ------------

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XV.  COMMUNICATIONS.
     --------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Employee at 14272 Franklin Ave., Suite 106, Tustin, CA 92780-7017. Either party may change the address at which notice shall be given by written notice given in the above manner.

XVI. EXECUTION.
     ---------

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

XVII.  LEGAL COUNSEL.
       -------------

     Employee and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

AMDL, INC.                             Ronald J. Moore, Ph.D.



By:_________________________           By:____________________________
   That T. Ngo, Ph.D.                     Ronald J. Moore, Ph.D.
Its: Chief Executive Officer